                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 18th day of November, 1997, by and between PARK PLAZA VENTURE, an Illinois joint venture ("Seller"), and AHP OF TEXAS, INC., a Texas corporation ("Purchaser").


                                    RECITALS
                                    --------

     Seller is the owner of a certain parcel of real estate located in the City of Houston, County of Harris, State of Texas, which parcel is more particularly described in Exhibit A attached hereto (the "Land"), and that certain office building located thereon containing approximately 177,395 rentable square feet and commonly known as 1213 Hermann Drive, Houston, Texas or the "Park Plaza Office Building". Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as defined in Section 1 below), each in accordance with and subject to the terms and conditions set forth in this Agreement.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

     1. PURCHASE AND SALE. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Land, together with: (a) all buildings and improvements located on the Land (the "Improvements"), (b) Seller's right, title and interest in and to any and all appurtenant rights, easements, licenses and privileges presently thereon or relating or appertaining thereto, including any and all rights of way, land located within public streets, mineral rights and other appurtenances and hereditaments (collectively, the "Ancillary Rights");
(c) Seller's right, title and interest in and to the leases affecting the Property or any part thereof to the extent applicable to the period from and after the Closing (as such term is hereinafter defined) and all reversionary rights thereunder (the "Leases"); (d) all furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personal property owned by Seller, located on or within the Real Property (as defined in this Section 1) and used in connection therewith (the "Tangible Personal Property"); and (e) all right, title and interest of Seller under any and all of the maintenance, service, leasing, brokerage, advertising and other like contracts and agreements with respect to the ownership or operation of the Property (the "Service Contracts"), to the extent applicable to the period from and after the Closing. The Land, the Improvements and the Ancillary Rights are collectively referred to in this Agreement as the "Real Property". The Real Property, along with the items described in clauses (c) through (e) above are collectively referred to in this Agreement as the "Property". However, the term "Property" expressly excludes all property owned by tenants or other users or occupants of the Property (excluding items constituting fixtures under applicable law, but only to the extent that tenants under Leases do not retain and exercise a right to remove such items), all rights with respect to any refund of taxes applicable to any period prior to the Closing Date (as defined in Section 4(A) below), and all computers and computer-related equipment in the management office of the Property.

     2. PURCHASE PRICE. The purchase price to be paid by Purchaser to Seller for the Property is Sixteen Million Nine Hundred Thousand and No/100 Dollars ($16,900,000.00) (the "Purchase Price"). The Purchase Price shall be paid as provided below.

     A. Earnest Money. Prior to the date hereof, and in accordance with the terms of a Letter of Intent and Modification Agreement dated October 15, 1997 (the "Letter Agreement"), Purchaser has delivered to Heritage Title Insurance Company of Austin, Inc. ("Escrow Agent"), initial earnest money


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(the "Initial Earnest Money") in the sum of Fifty Thousand and No/100 Dollars
($50,000.00). Concurrently with the execution of this Agreement, Purchaser shall deposit with the Escrow Agent additional earnest money (the "Additional Earnest Money") in the sum of Three Hundred Thousand and No/100 Dollars ($300,000.00). The Initial Earnest Money and the Additional Earnest Money, together with any interest earned thereon net of investment costs, are referred to in this Agreement as the "Earnest Money". The Earnest Money shall be invested as Seller and Purchaser so direct; provided that if no such agreement as to investment is reached, the Earnest Money shall be deposited in an interest-bearing money market account with a federally insured bank or savings and loan. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number unless the Earnest Money is distributed to Seller prior to Closing in accordance with this Agreement, in which event interest earned on the Earnest Money shall be reported to Seller's federal tax identification number. If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrow Agent to Seller as partial payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, the Earnest Money shall be delivered by Escrow Agent to Seller, such delivery to be without prejudice to the other rights and remedies of Seller due to such a default as provided in this Agreement or at law or in equity conferred. If the transaction fails to close due to a default on the part of Seller, the Earnest Money shall be delivered by Escrow Agent to Purchaser, and Purchaser shall have the remedy provided for in Section 7(A) below.

     B. Cash at Closing. At least one (1) business day prior to Closing, Purchaser shall deliver to Escrow Agent, for Escrow Agent to hold in escrow pending the Closing, and at Closing, Escrow Agent shall disburse to Seller from escrow, by wire transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrow Agent, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4(C) below.

     3.  EVIDENCE OF TITLE.
         -----------------

     A. Title Commitment. Seller has heretofore obtained and caused to be delivered to Purchaser, and Purchaser acknowledges its receipt of, a commitment for a TLTA Owner's Title Insurance Policy, effective on October 27, 1997 (the "Title Commitment"), in the amount of the Purchase Price, issued by the Escrow Agent, as agent for Chicago Title Insurance Company (in such capacity, the "Title Insurer"), and containing the Title Insurer's commitment to issue a TLTA Owner's Title Insurance Policy to Purchaser at Closing which policy shall be revised as follows (the "Title Policy"): (i) the exception relating to restrictions against the Real Property shall be deleted or limited to restrictions which are Permitted Exceptions (as defined in this Section 3(A) below); (ii) the exception relating to discrepancies, conflicts, shortages in area or boundary lines, or any encroachments or protrusions, or any overlapping of improvements shall be deleted (except with respect to shortages in area), subject to, without limitation, Purchaser fulfilling its obligations under Sections 3(B) and 4(D) below; (iii) the exception relating to ad valorem taxes shall except only standby fees, taxes and assessments by any taxing authority owing for the current year of Closing and subsequent years and subsequent taxes and assessments by any taxing authority for prior years due to change in the usage or ownership of the Real Property; (iv) the exception relating to inspections of the Property shall be deleted, provided that Purchaser signs and delivers to the Title Insurer, the appropriate waiver forms; (v) the exception relating to the completion and acceptance by "owner" of all improvements or repairs to the Real Property, the payment in full of all contractors, subcontractors, laborers and suppliers and the attachment of mechanics', laborers', materialmens' or similar liens shall be deleted; (vi) the exception relating to rights of parties in possession shall be limited to the rights of tenants in possession under the Leases; and (vii) the conditions to the effectiveness of the Title Policy contained in Schedule C thereto, shall be deleted in their entirety. At Closing, the conveyance of the Property to Purchaser shall be made subject only to those exceptions to title which are more fully described on Exhibit B attached hereto (which, together with any exceptions to title which become Permitted Exceptions pursuant to this Section 3 below, are collectively referred to as the "Permitted Exceptions").

     B. Survey. Purchaser has heretofore obtained for itself, and shall deliver to Seller within two (2) days of the date hereof a copy of, a survey of the Real Property prepared by a surveyor licensed in the State of Texas in accordance with the current Texas Surveyors Association Standards and Specifications for a Category 1A, Condition II survey, and sufficient to modify the standard title exception for area and boundary to read "Shortages in Area" (the "Survey"). The Survey shall include a certification substantially in the form of Exhibit H attached hereto.

     C. Review of Title Commitment and Survey. If the Title Commitment or Survey disclose exceptions to title other than those Permitted Exceptions set forth on Exhibit B, then Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on November 23, 1997 to notify Seller of any such exceptions to title to which Purchaser objects. If any additional exceptions to title arise between the date of the Title Commitment, the Survey and the Closing, then Purchaser shall have five days after its receipt of notice of same within which to notify Seller of any such exceptions to title to which Purchaser objects. Any such exceptions to title not objected to by Purchaser as aforesaid shall become Permitted Exceptions. If Purchaser objects to any such exceptions to title, Seller shall have until Closing (but in any event at least fifteen days after it receives notice of Purchaser's objection(s)) to remove such exceptions to title, which removal may be by waiver or endorsement by the Title Insurer reasonably acceptable to Purchaser. If Seller fails to remove any such exceptions to title as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such exceptions to title, in which event, all such exceptions to title shall also be deemed Permitted Exceptions.

     4.  CLOSING.
         -------

     A. Closing Date. The payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement (the "Closing") shall occur at 10:00 a.m. on December 18, 1997, at the Chicago, Illinois, office of the Title Insurer, or at such other time and place as Seller and Purchaser shall agree in writing (the date of Closing being referred to as the "Closing Date"). If the scheduled date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

     B. Closing Documents and Deliveries. At least one (1) business day prior to Closing, Seller shall execute and send by overnight courier to Escrow Agent the documents identified in items (i) through (v) of this paragraph, and shall send by facsimile transmission to Escrow Agent and Purchaser, an unexecuted copy of the document identified in item (vi) of this paragraph; and provided that Escrow Agent has received all of the deposits from Purchaser and Seller required pursuant to this Section 4(B), at Closing, Escrow Agent shall cause to be completed all of the following: (i) cause to be recorded in the official records of Harris County, Texas applicable to real property and to ownership thereof (the "Official Records") a "Special Warranty" Deed conveying title to the Real Property, subject solely to the Permitted Exceptions, and in the form attached hereto as Exhibit I; (ii) deliver to Purchaser a "special" warranty bill of sale sufficient to transfer to Purchaser title to the Tangible Personal Property and expressly disclaiming any warranties of title other than as to matters created by or through Seller and not otherwise; (iii) deliver to Purchaser, copies of letters advising tenants under the Leases of the change in ownership of the Property in the form attached hereto as Exhibit C (the original letters shall be sent to each tenant by Seller upon Closing); and deliver to Purchaser, copies of similar letters advising providers of services under the Service

Contracts in the form attached hereto as Exhibit D (the original letters shall be sent to each vendor by Seller upon Closing); (iv) cause to be recorded in the Official Records, the Assignment and Assumption of Leases, Service Contracts and Security Deposits, in the form attached hereto as Exhibit E; (v) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code; and (vi) draft copy of the closing statement setting forth the prorations and adjustments to the Purchase Price as required by
Section 4(C) below (the "Closing Statement") (a signed counterpart of the final Closing Statement shall be sent by facsimile transmission to Escrow Agent from Seller on the Closing Date with original counterparts to follow by overnight courier for disbursement to Purchaser).

     At least one (1) business day prior to Closing, Purchaser shall execute and send by overnight courier to Escrow Agent the following documents and deliveries: (i) counterparts of the Assignment and Assumption of Leases, Service Contracts and Security Deposits, in the form attached hereto as Exhibit E (to be recorded at Closing as aforesaid); and (ii) counterparts of the Closing Statement for attachment to the final Closing Statement by Escrow Agent upon Closing. At least one (1) business day prior to Closing, Purchaser shall wire transfer the funds described in Section 2(B) above.

     C. Closing Prorations and Adjustments. Each of the following provisions shall survive the Closing:

          (i) The following items are to be prorated or adjusted (as appropriate) as of the close of business on the Closing Date, it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on such day and Purchaser shall be deemed the owner of the Property as of the day after the Closing Date:

                  (a) real estate and personal property taxes and assessments (on the basis of the most recent ascertainable tax bill if the current bill is not then available);

                  (b) the "minimum" or "base" rent payable by tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted or prorated, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants. Purchaser shall include the amount of such rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for twelve (12) months thereafter. During such twelve (12) month period, Purchaser shall promptly deliver to Seller a copy of each such bill submitted to tenants. Purchaser shall promptly remit to Seller any such rent or other sums paid by scheduled tenants, but only if a deficiency in the then current rent is not thereby created. To the extent not set forth on said schedule, reimbursement of real estate taxes payable, common area maintenance, utility charges, water and sewer charges, insurance and association dues and assessments and all other charges to or contributions by tenants under the Leases shall be prorated in the same manner as provided for "minimum" or "base" rent;

                  (c) with respect to tenant improvement costs or leasing commissions relating to Leases, or any modification, amendment, restatement or renewal thereto, executed on or after October 16, 1997 (referred to as a "New Lease"), Seller and Purchaser agree that such costs and commissions shall be prorated over the term of any New Lease with Seller being responsible for a portion of such costs and commissions based on the ratio of base rent payments received by Seller through the Closing Date to the total base rent payable over the term of the particular New Lease;

                  (d) the amount of security deposits paid under the Leases and unapplied at Closing shall be a credit to Purchaser;

                  (e) water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

                  (f) amounts paid or payable under the Service Contracts;

                  (g) assignable license and permit fees; and

                  (h) other similar items of income and expenses of operation.

          (ii) Notwithstanding the foregoing, Seller shall in all events be entitled to retain amounts paid by tenants (referred to herein as "Tenant Reimbursements") for real estate taxes and assessments, and common area and operating expenses (collectively, "Tenant Reimbursable Expenses") as of the Closing to the extent not in excess of the actual amount of such Tenant Reimbursable Expenses paid by Seller for the period prior to the Closing Date. Seller shall be responsible for the reconciliation with tenants of Tenant Reimbursements and Tenant Reimbursable Expenses for the calendar year 1997. Purchaser agrees to cooperate with Seller in providing any information required to complete such reconciliation.

                  (a) if and to the extent that the amount of Tenant Reimbursements collected by Seller for 1997 is less than the amount of Tenant Reimbursable Expenses paid by Seller with respect to 1997 and for which Seller is entitled to recover under the terms of the Leases, Purchaser shall: (1) to the extent such amounts have already been collected by Purchaser from the tenants with respect to any period prior to Closing, promptly remit such amounts to Seller but only if the applicable tenant is otherwise current in the payment of all obligations due for the period following Closing; and (2) to the extent such amounts have not yet been collected from tenants, Purchaser shall promptly bill the tenants for such amounts and continue to bill such tenants for such amounts each month for six (6) months thereafter, and, promptly upon receipt thereof, pay such amounts to Seller; and

                  (b) if and to the extent that the amount of Tenant Reimbursements collected by Seller for 1997 exceeds the amount of Tenant Reimbursable Expenses paid by Seller with respect to 1997 and for which Seller is entitled to recover under the terms of the Leases, Seller shall remit such excess amounts to Purchaser, provided, that: (1) Purchaser shall be thereafter obligated to promptly remit the applicable portion to the particular tenants, if any, entitled thereto; and (2) Purchaser shall indemnify, defend and hold Seller, its beneficiaries, their partners, and their respective directors, officers, employees and agents, and each of them, harmless from and against any losses, claims, damages and liabilities, including, without limitation, reasonable attorneys' fees and expenses incurred in connection therewith, arising out of or resulting from Purchaser's failure to remit any such amounts to tenants in accordance with the provisions hereof.

          (iii) For purposes of this Section 4(C), the amount of any expense credited by one party to the other shall be deemed an expense paid by that party.

     D. Transaction Costs. Purchaser shall pay for the cost of the Survey, the premiums for the Title Policy and all endorsements or revisions thereto, to the extent such premiums exceed the premium payable for the "base policy". Seller shall pay for the premium for the base coverage under the Title Policy and for any documentary stamps. Seller and Purchaser shall each pay one-half (1/2) of all

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

escrow fees, whether or not the Closing occurs. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys.

     E. Possession. Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject to such matters as are permitted by or pursuant to this Agreement.

     5. CASUALTY LOSS AND CONDEMNATION. If, prior to Closing, the Property or any part thereof shall be condemned or destroyed or damaged by fire or other casualty, or the condition of the Property otherwise materially and adversely changes, Seller shall promptly so notify Purchaser. The following events shall hereinafter be referred to as a "Material Loss": (i) any condemnation, casualty or other material adverse change in the condition of the Property which is insured under Seller's existing insurance coverage ("Seller's Coverage"), provided that the reasonable estimated cost to repair or restore such condemnation, casualty or other material adverse change exceeds Two Hundred Fifty Thousand Dollars ($250,000); (ii) a material adverse change in the condition of the Property which is not insured under the Seller's Coverage, provided that the reasonable estimated cost to repair or restore such material adverse change exceeds One Hundred Twenty-Five Thousand Dollars ($125,000); and
(iii) any casualty or other material adverse change in the condition of the Property which would require more than ninety (90) days to restore and repair. In the event of a Material Loss, Purchaser shall have the option to terminate this Agreement by giving notice to Seller within fifteen days of Seller's request that the option be exercised, and the Closing Date shall be extended, if necessary, to provide Purchaser with such fifteen day period to make its election pursuant to this Section 5. Notwithstanding clause (iii) above in this
Section 5, a Material Loss shall not have occurred solely because any such restoration or repair cannot be completed within such ninety (90) day period due to shortages of supply or labor, strikes, weather conditions, acts of God or generally due to reasons outside of the direct control of Seller, financial ability excepted. If the condemnation, destruction, damage or other material adverse change in the condition of the Property does not result in a Material Loss, or if Purchaser fails to terminate this Agreement following a Material Loss as provided herein, then Seller and Purchaser shall consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction, damage or material adverse change in condition. If the transaction contemplated by this Agreement is consummated, Purchaser shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, if any, and Seller shall, at Closing, allow Purchaser a credit against the Purchase Price in an amount equal to any deductibles on applicable policies and shall also execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. In such event, Seller shall cooperate with and assist Purchaser, at no cost or liability to Seller, with Purchaser's efforts to obtain the proceeds of insurance and/or condemnation awards applicable to the Property. If Purchaser elects to terminate this Agreement, the Earnest Money shall be returned to Purchaser by the Escrow Agent, in which event this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except those which expressly survive termination of this Agreement.

     6. BROKERAGE. Seller agrees to pay upon Closing, but not otherwise, a brokerage commission due to Cushman & Wakefield of Texas, Inc., for services rendered in connection with the sale and purchase of the Property. Seller and Purchaser acknowledge and agree that Cushman & Wakefield of Texas, Inc. is obligated to pay a portion of its commission to LaSalle Partners Management Limited. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than Cushman & Wakefield of Texas, Inc. and LaSalle Partners Management Limited) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by the indemnified party in connection with such claim. The foregoing provisions shall survive the Closing or any termination of this Agreement.

     7.  DEFAULT AND REMEDIES.
         --------------------

     A. Seller Default. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either: (i) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall terminate and become null and void, and neither party shall have any rights or obligations under this Agreement, except for those provisions that expressly survive termination of this Agreement; or (ii) upon notice to Seller not less than ten (10) days after Purchaser becomes aware of such failure, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (i) above.

     B. Purchaser Default. If Purchaser fails to perform in accordance with the terms of this Agreement, the Earnest Money may be retained by Seller as liquidated damages and as Seller's sole and exclusive remedy, and this Agreement shall automatically terminate, except for those provisions of this Agreement that expressly survive the termination hereof. If Purchaser does not deposit with the Escrow Agent the Additional Earnest Money as provided for in Section 2(A) above, the sum of $350,000.00 shall nonetheless be recoverable by Seller from Purchaser as Earnest Money and without prejudice to Seller's other rights and remedies. Purchaser and Seller acknowledge and agree that the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; that the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; that Purchaser seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and that the Earnest Money shall be and constitute valid liquidated damages.

     C. Post-Closing Remedies. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages. This provision shall survive the Closing.

     8.  CONDITIONS PRECEDENT.
         --------------------

     A. Review Period. Subject to Sections 10(G) and 10(J) below and the provisions of the Letter Agreement, Purchaser acknowledges that prior to the date hereof, it has had an opportunity to inspect the Property, review all "Disclosures" (as hereinafter defined) provided by Seller, review copies of the Leases, the most recent real estate tax statements with respect to the Property, the most recent sewer and water bills with respect to the Property, the Service Contracts, bills for electricity and for fuel used to operate the heating and air conditioning systems controlled by Seller at the Property covering the previous twelve months, correspondence between tenants and Seller (as landlord), (except for any of such items that contain privileged information), billings to tenants for Tenant Reimbursables and invoices for Tenant Reimbursable Expenses, any plans for the buildings or other Improvements located, or proposed to be located, on the Property, and any licenses or permits issued to Seller in connection with the ownership and operation of the Property, and make such other inquiries and investigations and obtain such reports and analyses it deemed adequate in connection with its decision to purchase the Property, and, as a result thereof, Purchaser agrees that, except as specifically set forth in this Agreement, it shall purchase the Property in its "AS IS, WHERE IS" condition.

     B. Estoppel Certificates. As a condition to Purchaser's obligation to close hereunder, Purchaser shall have received estoppel certificates ("Estoppel Certificates"), dated no more than thirty (30) days prior to Closing, from tenants occupying not less than seventy-five percent (75%) of the rentable space actually leased as of the date of Closing pursuant to valid and existing Leases and in the form and content as set forth herein (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates"). The Estoppel Certificates shall be in the form of Exhibit F attached hereto (the "Form Tenant Estoppel Certificate"). The Estoppel Certificates executed by tenants shall be in substantially the form of
(i) the estoppel certificate required to be given by any such tenant pursuant to its Lease, or (ii) the Form Tenant Estoppel Certificate, except that an Estoppel Certificate executed by a tenant shall be deemed an acceptable Estoppel Certificate for purposes of this Section 8(B) as long as it contains the information set forth in items 1 through 9, 11 and 13 on the Form Tenant Estoppel Certificate, and that an Estoppel Certificate shall be deemed an acceptable Estoppel Certificate for purposes of this Section 8(B) if it contains the qualification by the tenant of any statement as being to the best of its knowledge or as being subject to any similar qualification.

     Seller shall endeavor to obtain Estoppel Certificates from all tenants leasing space in the Improvements prior to Closing. If Seller is unable to provide to Purchaser the Required Estoppel Certificates on or before Closing, then Purchaser may elect, by written notice to Seller given on the Closing Date, either: (i) not to purchase the Property, in which event the Earnest Money shall be returned to Purchaser, at which time this Agreement shall terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except those which expressly survive termination of this Agreement; or (ii) elect to purchase the Property notwithstanding Seller's inability to provide the Required Estoppel Certificates, in which event Purchaser shall be deemed to have waived the condition contained in this Section 8(B). If Purchaser fails to deliver such written notice as described above, Purchaser shall be deemed to have elected item (ii) above.

     C. Accuracy of Seller's Representations and Warranties. As a condition to the obligations of Purchaser to close hereunder, Seller shall have fully performed its material obligations under this Agreement and each of Seller's representations and warranties set forth in Section 9 below shall be true and correct as of the Closing, as modified by any Pre-Closing Disclosures (as defined in Section 9(B) below). Notwithstanding the foregoing, if Seller makes any Pre-Closing Disclosure to Purchaser, Purchaser shall have the right to terminate this Agreement and receive the return of the Earnest Money by delivering written notice thereof to Seller on or before the earlier of the Closing, or the fifth business day after Purchaser receives written notice of such Pre-Closing Disclosure. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8(C), then such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosure.

     D. Title. As a condition to the obligations of Purchaser to close hereunder, concurrently with the Closing, the Title Insurer shall issue the Title Policy or commit to issue the Title Policy in the form of a "marked-up" Title Commitment.

     E. Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

          (i) Escrow Agent shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

          (ii) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

     9.  REPRESENTATIONS, WARRANTIES AND COVENANTS.
         -----------------------------------------

          A. Seller's Representations and Warranties. Subject to Section 9(C) below, Seller represents and warrants to Purchaser that, as of the date of this
Agreement:

               (i) Seller holds good and indefeasible fee simple title to the Real Property (free and clear of all exceptions to title other than the Permitted Exceptions).

               (ii) Seller is a joint venture, duly organized and in good standing under the laws of the State of Illinois. Seller has the power and authority under Seller's joint venture agreement ("Seller's Organizational Documents"), to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained.

               (iii) The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof have been duly authorized by all required actions and will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's Organizational Documents. This Agreement is binding upon Seller and enforceable against Seller in accordance with its terms subject to the effect of the federal and state bankruptcy laws, insolvency, reorganization, receivership, moratorium, and other similar laws, and principles of equity and the doctrine of commercial reasonableness.

               (iv) Seller has not received from any governmental authority any written notice of (a) any condemnation of the Property or any part thereof, or (b) except as set forth on Exhibit J attached hereto, any material violation of any, state or federal law, rule or regulation concerning the Property or any part thereof which has not been cured prior to the date of this Agreement; provided, however, that Seller makes no representation or warranty with respect to (1) the information or matters disclosed in the items set forth in Exhibit K attached hereto, and (2) the Property's compliance with the Americans with Disabilities Act, as the same applies to any individual leased premises in the Building.

               (v) Except as set forth on Exhibit G attached hereto, Seller has not been served with any material litigation which is still pending against Seller with respect to its ownership or operation of the Property or any portion thereof.

          B. Representations Remade. As of Closing, Seller shall be deemed to remake and restate the representations set forth in Sections 9(A)(ii) through
(iv) except that the representations shall be updated by delivering written notice to Purchaser in order to reflect any fact, matter or circumstance which Seller's Chicago, Illinois representatives become aware of that would make any of Seller's representations or warranties contained herein untrue or incorrect (any such disclosure being referred to as a "Pre-Closing Disclosure"). Notwithstanding the foregoing, the obligation to update the representations and warranties as provided herein shall not relieve Seller from liability (if any) under any other provision of this Agreement.

          C. Survival. The representation and warranty set forth in Section 9(A)(i) shall not survive the Closing. The representations and warranties set forth in Section 9(A)(ii) through

Section 9(A)(v), subject to modifications thereto as a result of any Pre-Closing Disclosure, shall survive the Closing, but only for a period of six (6) months thereafter, and not otherwise.

          D. Covenants. Seller hereby covenants and agrees with Purchaser that:

               (i) From and after October 16, 1997 through the date hereof, Seller has delivered for Purchaser's review, a copy of any New Lease (as defined above) or new Service Contract, or any modification, amendment, restatement or renewal of any existing Service Contracts to the extent required in the Seller's ordinary course of business (collectively, "New Agreements").

               (ii) From and after the date hereof, Seller shall not enter into any New Agreement without Purchaser's prior written consent, which will not be unreasonably withheld or delayed. If Purchaser does not respond in writing to Seller's request for approval or disapproval of a New Agreement within ten (10) days after Purchaser's receipt of Seller's request, Purchaser shall be conclusively deemed to have approved of such New Agreement. In the event Purchaser disapproves such New Agreement by giving Seller written notice thereof, and thereafter Seller enters into such New Agreement, Purchaser shall have the right to terminate this Agreement, and if Purchaser so elects to terminate this Agreement, the Earnest Money shall be returned to Purchaser by the Escrow Agent, in which event this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except those which expressly survive termination of this Agreement.

     10.  MISCELLANEOUS.
          -------------

          A. Entire Agreement. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property, including, without limitation, the Letter Agreement, are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser acknowledges that it has inspected or will inspect the Property and that it accepts same in its "as is" condition subject to use, ordinary wear and tear and natural deterioration. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

          B. No Assignment. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser, except to an entity which is owned and controlled directly or indirectly by American Health Properties, Inc., a Delaware corporation. Seller may assign or otherwise transfer its interest under this Agreement. As used in this Agreement, the term "Seller" and "Purchaser" shall be deemed to include any permitted assignee or other transferee of any Seller or Purchaser, as the case may be. Upon any such transfer by a Seller or Purchaser, such original Seller or Purchaser, as the case may be, shall remain liable for the obligations of Seller or Purchaser, as the case may be, under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

          C. Amendments. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

          D.  Time of the Essence.  Time is of the essence of this Agreement.

          E. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Texas.

          F. Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission (with a copy to follow by either overnight courier or certified mail, return receipt requested, postage prepaid), addressed as follows:

If to Seller:            c/o Equity Office Properties Management Corp.
                         Two North Riverside Plaza, Suite 2200
                         Chicago, Illinois  60606
                         Attention:  Alissa Schneider
                         Telephone:  312/466-3595
                         Facsimile:  312/559-5051

With a copy to:     Rosenberg & Liebentritt, P.C.
                         Two North Riverside Plaza, Suite 1600
                         Chicago, Illinois  60606
                         Attention:  John P. Starkweather
                         Telephone:  312/466-3959
                         Facsimile:  312/454-0335

If to Purchaser:    c/o American Health Properties, Inc.
                         6300 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                         Attention:  President and General Counsel
                         Telephone:  303/796-9793
                         Facsimile:  303/796-9708

With a copy to:     c/o American Health Properties, Inc.
                         6300 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                         Attention:  Steven A. Roseman
                         Telephone:  303/796-9793
                         Facsimile:  303/796-9708

                         and

                         Gardere & Wynne
                         1601 Elm Street
                         Suite 3000
                         Dallas, Texas  75201
                         Attention:  James S. Pleasant
                         Telephone:  214/999-3000
                         Facsimile:  214/999-4667

All notices given in accordance with the terms hereof shall be deemed received seventy-two hours after posting in the U.S. Mail, postage prepaid, certified mail, return receipt requested, or twenty-four hours after deposit with a reputable overnight courier, or when transmitted if sent by facsimile transmission (with proof of confirmation required), or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10(F).

     G. Inspections. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, attorneys' fees incurred in connection therewith) arising out of or resulting from Purchaser's exercise of its rights under the Letter Agreement prior to the date hereof, or this Agreement, including, without limitation, any entry upon or inspection of the Property made by Purchaser in violation of the terms, conditions and provisions of the Letter Agreement pertaining thereto. Except upon the written request of Seller pursuant to Section 10(K) below, Purchaser shall not advise Seller of the results, or deliver to Seller copies, of any of the studies, reports, surveys or other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees, agents, representatives or contractors. The provisions of this Section 10(G) shall survive the Closing or any termination of this Agreement.

     H. AS-IS CONDITION. ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS ("DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS OR EMPLOYEES CONCERNING THE ENVIRONMENTAL CONDITION OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 9(A)(IV) AND 9(C) ABOVE, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ASSIGNS (COLLECTIVELY, "SELLER AND ITS AFFILIATES") BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR

ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY. EACH OF THE FOREGOING PROVISIONS SHALL SURVIVE THE CLOSING.

     I. Waiver of Jury Trial. In any lawsuit or other proceeding initiated by Purchaser under or with respect to this Agreement, Purchaser waives any right it may have to trial by jury. In addition, Purchaser waives any right to seek rescission of the transaction provided for in this Agreement. Each of the foregoing provisions shall survive the Closing.

     J. Confidentiality. Except as may be required by law, without the prior written consent of Seller, and unless the Closing occurs, Purchaser shall not disclose to any third party, the existence of this Agreement or any term or condition thereof or the results of any inspections or studies undertaken in connection herewith. Notwithstanding the preceding sentence, Purchaser may disclose such information to individuals or entities necessary for Purchaser to consummate the transaction contemplated herein (such as lenders, engineers, credit rating agencies, insurance companies, prospective management companies, environmental consultants, accountants and tax advisors); provided that, prior to any such disclosure of information, Purchaser shall notify such parties of the strict confidential nature of any such information and direct any such parties to maintain such confidentiality and to otherwise comply with the provisions contained herein. Purchaser shall be responsible for any breach of the terms of this Section 10(J) by such parties and shall indemnify, defend and hold Seller, its beneficiaries, their partners, and their respective directors, officers, employees and agents, and each of them, harmless from and against any losses, claims, damages and liabilities, including, without limitation, reasonable attorneys' fees and expenses incurred in connection therewith, arising out of or resulting from any breach of this Section 10(J). In the event the Closing does not occur and this Agreement is terminated, Purchaser shall, upon written request by Seller, promptly return to Seller all copies of all such information without retaining any copy thereof or extract therefrom. The foregoing provision shall survive any termination of this Agreement.

     K. Reports. If for any reason Purchaser does not consummate the Closing, then to the extent permitted under Purchaser's contractual commitments, Purchaser shall, upon Seller's request, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents. Purchaser shall deliver to Seller copies of all of the foregoing, but only upon Seller's written request therefor. The foregoing provision shall survive any termination of this Agreement.

     L. Reporting Person. Seller and Purchaser hereby designate Escrow Agent to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991.

     M. Survival. Except as expressly set forth in this Agreement, the rights and obligations of the parties shall not survive the Closing or any termination of this Agreement.

     N. Audit Letter. At Purchaser's request at any time from and after the date hereof until the date that is four (4) months after the Closing Date, Seller shall, at Purchaser's expense, provide to Purchaser's designated independent auditor reasonable access to the books and records of the Property, regarding the period for which Purchaser is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission, but only to the extent that such books, records and related information are in Seller's possession or control and relate to the period during which Seller held title to the Property. Further, Seller agrees to provide such auditor a representation letter regarding the books and records of the Property, in substantially the form of Exhibit L attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards (but shall not thereby be deemed to have made any representation or warranty to Purchaser or to any other third party).


              [The remainder of this page is intentionally blank]

                [signature page to Purchase and Sale Agreement]

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.

SELLER:             PARK PLAZA VENTURE, an Illinois joint venture

                    By: First Capital Institutional Real Estate Ltd.-3, a Florida limited partnership, its general partner

                         By: First Capital Financial Corporation, a Florida corporation, its managing general partner


                              By:
                                 -------------------------------------------
                              Name:
                                   -----------------------------------------
                              Title:
                                    ----------------------------------------

                    By: First Capital Institutional Real Estate Ltd.-4, an Illinois limited partnership, its general partner

                         By: First Capital Financial Corporation, a Florida corporation, its managing general partner


                              By:
                                 -------------------------------------------
                              Name:
                                   -----------------------------------------
                              Title:
                                    ----------------------------------------

PURCHASER:          AHP OF TEXAS, INC., a Texas corporation


                    By:
                       -------------------------------------------
                    Name:
                         -----------------------------------------
                    Title:
                          ----------------------------------------

The undersigned hereby agrees to act as Escrow Agent pursuant to the foregoing Agreement and to accept the foregoing Agreement as primary escrow instructions in connection therewith:

ESCROW AGENT:   HERITAGE TITLE INSURANCE COMPANY OF AUSTIN, INC.


                    BY:
                       -------------------------------------------
                    NAME:
                         -----------------------------------------
                    TITLE:
                          ----------------------------------------


ADDRESS OF ESCROW AGENT:

Heritage Title Company of Austin, Inc.
98 San Jacinto Boulevard
Suite 400
Austin, Texas  78701
Attention:  Phylis J. Donelson
Telephone:  512/505-5000
Facsimile:  512/505-5024


EXHIBITS:
--------

A  Legal Description
B  Permitted Exceptions
C  Notice to Tenants
D  Notice to Parties To Service Contracts
E Assignment and Assumption of Leases, Service Contracts and Security Deposits F Form of Estoppel Certificates
G  Litigation
H  Survey Certification
I  Special Warranty Deed
J  Violations of Laws
K  Environmental Reports
L  Audit Letter

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------


TRACT A:

ALL OF BLOCK SEVEN (7) IN HERMANN PARK ADDITION, A SUBDIVISION IN HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN VOLUME 5, PAGE 53 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS.

TRACT B:

TERMS, CONDITIONS AND STIPULATIONS OF THAT CERTAIN TUNNEL AGREEMENT BETWEEN SUBJECT PROPERTY AND BLOCK 12, DATED JUNE 18, 1975, FILED FOR RECORD UNDER HARRIS COUNTY CLERK'S FILE NO. E-639361.

TRACT C:

TERMS, CONDITIONS AND STIPULATIONS OF THAT CERTAIN TELEPHONE EASEMENT BETWEEN LIFEMARK HOSPITALS, INC., A DELAWARE CORPORATION, AND PARK PLAZA PROFESSIONAL BUILDING, LTD., A TEXAS LIMITED PARTNERSHIP, DATED NOVEMBER 3, 1986, FILED FOR RECORD UNDER HARRIS COUNTY CLERK'S FILE NO. K-814491.

                                   EXHIBIT B

                             PERMITTED EXCEPTIONS
                             --------------------


1.  Acts of Purchaser, and those claiming by, through and under Purchaser.

2.  General and special taxes and assessments not yet delinquent.

3.  Rights of tenants under the Leases.

4. Building and other governmental and quasi-governmental laws, codes and regulations.

5. Any adverse claim to any portion of the Property which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

6. Covenants, conditions, restrictions, and private or public utility easements of record.

7.  Exceptions permitted under Section 3(B) of this Agreement.

8. Underground distribution easement ten (10) feet in width as set forth in instrument filed for record under Harris County Clerk's File No. E-648326. (As to Tract A only)

9. Agreement concerning construction, maintenance and ownership of a tunnel between subject property and Block 12, dated June 18, 1975, filed for record under Harris County Clerk's File No. E-639361. (As to Tract B only)

10. Permit for use and occupancy of a portion of the City's Right-of-way pursuant to the terms and provisions of Ordinance No. 68-115, as recorded under Harris County Clerk's File Nos. E-329139 and E-338665. (As to Tract A only)

11. Permit for use and occupancy of a portion of the City's Right-of-way pursuant to the terms and provisions of Ordinance No. 68-115, as recorded under Harris County Clerk's File Nos. E-329138 and E-338664. (As to Tract A only)

12. Permit for use and occupancy of a portion of the City's Right-of-way pursuant to the terms and provisions of Ordinance No. 68-115, as recorded under Harris County Clerk's File Nos. E-329140 and E-338663. (As to Tract A only)

13. Telephone Easement dated November 3, 1986, between Lifemark Hospitals, inc., and Park Plaza Professional Building, Ltd., filed for record under Harris County clerk's File No. K-814491. (As to Tract C only)

14. Encroachment of Building into San Jacinto Street of .09 feet and .15 feet, as shown on survey dated September 12, 1986, prepared by Chalmers L. Miller, R.P.S. No. 4222. (As to Tract A only)

                                   EXHIBIT C

                               NOTICE TO TENANTS
                               -----------------


                                                            ___________, 1997



     Re:  Sale of Park Plaza Office Building,
          1213 Hermann Drive, Houston, Texas (the "Property")


Dear Tenant:

          This is to notify you that the Property has been sold to AHP OF TEXAS, INC., a Texas corporation and that [TO BE PROVIDED BY PURCHASER] has been retained by the new owner as managing agent of the building.

          Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

          Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:

[TO BE PROVIDED BY PURCHASER].

                             Very truly yours,

                             Equity Office Properties Management Corp.
                             a Delaware corporation,
                             as agent for Park Plaza Venture, an Illinois joint venture


                             By:_____________________________
                             Name:___________________________
                             Title:__________________________

                                   EXHIBIT D

                     NOTICE TO PARTIES TO SERVICE CONTRACTS
                     --------------------------------------


                                                            ______________, 1997



     Re:  Sale of Park Plaza Office Building
          1213 Hermann Drive,
          Houston, Texas (the "Property")

Dear Service Provider:

          This is to notify you that the Property has been sold to AHP OF TEXAS, INC., a Texas corporation ("Purchaser"). Purchaser has assumed all of the obligations of the undersigned under the service contracts as of the date hereof. All notices to Purchaser should be sent to Purchaser at the office of the building, and should be sent or delivered to such address in the manner provided in the service contract.

                                    Very truly yours,

                                    Equity Office Properties Management Corp.
                                    a Delaware corporation,
                                    as agent for Park Plaza Venture, an
                                    Illinois joint venture


                                    By:
                                        -----------------------
                                    Name:
                                         ----------------------
                                    Title:
                                          ---------------------

                                   EXHIBIT E

                      ASSIGNMENT AND ASSUMPTION OF LEASES,
                      ------------------------------------
                    SERVICES CONTRACTS AND SECURITY DEPOSITS
                    ----------------------------------------

          For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PARK PLAZA VENTURE, an Illinois joint venture ("Assignor") hereby assigns to AHP OF TEXAS, INC., a Texas corporation ("Assignee"), all of Assignor's right, title and interest as of the date hereof in and to: (1) the leases ("Leases") and security deposits ("Security Deposits") described in Exhibit B attached hereto relating to certain real property known as Park Plaza Office Building located in Houston, Texas and more particularly described in Exhibit A attached hereto (the "Land"); (2) the service contracts set forth on Exhibit C attached hereto ("Service Contracts"), and (3) to the extent assignable, licenses, permits, certificates, warranties, guarantees and all other intangible rights appurtenant to the Land or improvements therein (including, but not limited to the right to use the trade name "Park Plaza Office Building", if any) and telephone numbers and listing which are owned by Assignor and used exclusively by Assignor in connection with the ownership and operation of the Land or the improvements located thereon.

          Assignee hereby accepts such assignment and hereby assumes and agree to be bound by and to perform, as of the date hereof, the Assignor's obligations, covenants and agreements under each of the Leases and Service Contracts accruing on or after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when, and as required by the terms of the Leases or otherwise by law. In addition, Assignee agrees to pay all brokerage fees and leasing commissions payable from and after the date hereof in connection with any of the Leases, including any such fees or commissions payable upon the renewal or extension of any of the Leases. Assignor shall remain solely responsible for, shall perform all of its obligations under, and shall retain all of its rights and interests, in, to and under the Leases, Service Contracts and other rights and items assigned hereunder with respect to the time period prior to the date hereof.

          This Assignment and Assumption may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption effective as of this ____ day of ____________, 1997.

ASSIGNOR:        PARK PLAZA VENTURE, an Illinois joint venture


                 By: ______________________________________
                 Name: ____________________________________
                 Title: ___________________________________

ASSIGNEE:        AHP OF TEXAS, INC., a Texas corporation


                 By: ______________________________________
                 Name: ____________________________________
                 Title: ___________________________________

                                   EXHIBIT F

                        FORM TENANT ESTOPPEL CERTIFICATE
                        --------------------------------


PARK PLAZA VENTURE, an Illinois joint venture
c/o Equity Office Properties Management Corp.
Two North Riverside Plaza, Suite 2200
Chicago, Illinois  60606
Attention:  Alissa Schneider


AHP OF TEXAS, INC., a Texas corporation
c/o American Health Properties, Inc.
6300 South Fiddler's Green Circle, Inc.
Englewood, Colorado  80111
Attention:  Steven A. Roseman


Ladies and Gentlemen:

          At the request of PARK PLAZA VENTURE, an Illinois joint venture ("Landlord"), made in connection with the proposed sale of the property commonly known as Park Plaza Office Building (the "Property") and Landlord's interest in the "Lease" (as hereinafter defined) to AHP OF TEXAS, INC., a Texas corporation ("Purchaser"), the undersigned hereby certifies to Landlord and Purchaser as follows:

          1. The undersigned is the tenant under a lease with Landlord, dated __________, 19___, [as amended by _________________, dated __________, 19___
(collectively, the "Lease")][(the "Lease")] for suite(s) _______ on the ________ floor(s) at the Property (the "Premises").

          2. The Lease sets forth the entire agreement between Landlord and the undersigned with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

          3. The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 1996 and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 1996.

          4.   The Landlord is not in default under the Lease.

          5.   The expiration date of the Lease is ____________________, 19___.

          6. The amount of the security deposit currently held by Landlord under the Lease is $ _______________.

          7.   There is no prepaid rent, except $ _____________.

          8. The undersigned has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:
_____________________________.

          9. The undersigned has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

          10. The undersigned has unconditionally accepted the Premises and [has commenced payment of full rent] [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease and is the owner and holder of the entire tenant's interest in the Lease.

          11. All work required to be performed by Landlord as of the date hereof with respect to the Lease and in connection with the Premises has been completed by Landlord to the satisfaction of Tenant.

          12. The "base year" for operating expense reimbursements and real estate taxes under the Lease is 19___.

          13. The undersigned has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

          14. This Tenant Estoppel Certificate (this "Certificate") shall inure to the benefit of Landlord, Purchaser and their successors and assigns.

          15. If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this Certificate and is the incumbent in the office indicated under this Certificate and is the incumbent in the office indicated under his or her name. In any event, the undersigned is duly authorized to execute this Certificate.


                                       Very truly yours,

                                       [NAME OF TENANT]


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                       Date: ____________________, 1997

                                   EXHIBIT G

                                   LITIGATION
                                   ----------



None.

                                   EXHIBIT H

                              SURVEY CERTIFICATION
                              --------------------

The undersigned, a licensed, Registered Professional Land Surveyor, legally conducting the engineering and survey business in the State of Texas does hereby certify to Chicago Title Insurance Company, AHP of Texas, Inc., a Texas corporation and Park Plaza Venture, an Illinois joint venture:

     (a) that this survey of the property depicted herein (the "Property") was actually made upon the ground on ___________, 1997 by the undersigned surveyor and/or under his or her direct supervision;

     (b) that this survey and the information, courses and distances shown thereon are correct and there are no discrepancies, conflicts, shortages in area, boundary line conflicts, encroachments, overlapping of improvements, easements, or rights-of-way which I have discovered, have been advised or otherwise have knowledge of, except as noted on this survey;

     (c) that the title lines and lines of actual possession are the same and the legal description of the Property noted in the "Title Commitment" referenced below describes the Property shown and depicted in this survey;

     (d) that the location and type of buildings and improvements are as shown and all are within the boundary line of the Property;

     (e) that there are no apparent violations of zoning ordinances, restrictions or other rules or regulations with respect to the location of said buildings and improvements;

     (f) that there are no easements, encroachments of any building, improvement or other item (including without limitation no encroachment of any structure, building, improvement or other item upon or over any boundary lines of any portion of the Property, easements on or over the Property, established building and set-back lines, and/or street lines), or uses affecting the Property appearing from a careful, physical inspection of the Property other than those shown and depicted on this survey;

     (g) that there are no building encroachments on the Property or upon adjacent land abutting the Property nor upon any easements whatsoever, except as shown on this survey;

     (h) that all utility services required for the operation of the Property either enter the Property through adjoining and immediately contiguous fully dedicated public streets or the survey shows the point of entry and location of any utilities which pass through or are located on adjoining land and all easements relating to such utilities passing through or located on adjoining land;

     (i) that any discharge into streams, rivers or other waters or water conveyance systems are shown on the survey;

     (j) that all wells, water courses and water bodies on the property are shown on the survey;

     (k) that ingress and egress to the Property are provided by direct contiguous access to fully and irrevocably dedicated public streets;

     (l) that the parcel(s) described in the survey do not lie within flood hazard areas in accordance with the document entitled "Department of Housing and Urban Development, Federal Insurance Administration - Special Flood Hazard Area Maps" or similar flood hazard area maps which may be developed under the laws of the State of Texas;

     (m) that the Property is located within an area having Zone designation _____ by the Secretary of Housing and Urban Development, on Flood Insurance Rate Map No._______, with a date of identification of _____________, 199___ in Collin County, State of Texas which is the current Flood Insurance Rate Map for the community in which the Property is located; and

     (n) that this survey is true, correct and complete in all respects, and has been prepared in accordance with ALTA/ACSM requirements for an ALTA Survey, the current Texas Surveyor's Association Standards and Specifications for a Category 1A Condition II Survey, ACSM 1992 Minimum Detail Requirements (including but not limited to Additional Survey Requirements 1-4 and 7-13 in Table 3 contained therein) and any additional applicable State standards.

The undersigned has examined Chicago Title Insurance Company Commitment No. ______ dated as of ___________, 1997 (the "Title Commitment") and the location of each matter shown thereon, to the extent it can be located, has been shown on this survey with the appropriate recording reference and, to the extent any such matter cannot be located, the effect thereof upon the Property and upon adjacent land abutting the Property has been noted on this survey, to the best of the undersigned's knowledge and belief.

DATED THIS _______ DAY OF________________________, 1997


_______________________________
Name:

Registered Professional Land Surveyor
Texas Registration No. ______________


[STAMP]

                                   EXHIBIT I

                             SPECIAL WARRANTY DEED
                             ---------------------

STATE OF TEXAS    )
                  ) ss
COUNTY OF HARRIS  )

          THAT, PARK PLAZA VENTURE, an Illinois joint venture (the "Grantor"), whose mailing address is c/o Equity Office Properties Management Corp., Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration paid to Grantor by AHP OF TEXAS, INC., a Texas corporation (the "Grantee"), the receipt and sufficiency of which is hereby acknowledged, has, subject to the exceptions hereinafter set forth, GRANTED, BARGAINED, SOLD AND CONVEYED, AND BY THESE PRESENTS DOES GRANT, BARGAIN, SELL AND CONVEY unto Grantee, all of the real property located in the City of Houston, County of Harris, State of Texas, described in Exhibit "A" attached hereto and incorporated herein by reference, together with all improvements located thereon and all rights and appurtenances appertaining thereto (the "Property").

          This conveyance is both made by Grantor, and accepted by Grantee, subject only to those items described in Exhibit "B" attached hereto and incorporated herein by reference (the "Permitted Exceptions").

          TO HAVE AND TO HOLD the property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, and its successors and assigns forever; and Grantor does hereby bind itself, and its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular, the Property, subject only to the Permitted Exceptions, unto Grantee, and its successors and assigns, against every person whomsoever lawfully claiming or to claim the Property or any part thereof, by, through or under Grantor, but not otherwise.

          Except the special warranties of title contained herein, and except those representations and warranties of Grantor set forth in that certain Purchase and Sale Agreement between Grantor and Grantee dated as of November 18, 1997 which survive the delivery of this instrument, Grantor hereby disclaims all warranties of any kind or nature whatsoever (including warranties of habitability and fitness for a particular purpose), whether expressed or implied, including but not limited to warranties with respect to the Property, the zoning of the Property, the soil conditions of the real property, or the suitability of the Property for Grantee's intended use thereof. By its acceptance hereof, Grantee acknowledges that Grantor is conveying and Grantee is purchasing the Property "AS IS" and in its present condition, and Grantee is not relying upon any representation of any kind or nature made by Grantor, or any of its employees, or agents with respect to the Property, and, in fact, no such representations have been made by Grantor, or any of its employees or agents.

          Further, with and without in any way limiting any other provision of this Special Warranty Deed, Grantor makes no warranty with respect to the presence or absence on or beneath the Property (or any parcel in proximity thereto) of hazardous substances or materials which are categorized as hazardous or toxic under any local, state or federal law, statute, ordinance, rule, or regulation pertaining to environmental or substance regulation, contamination, clean-up or disclosure, and shall have no liability to Grantee therefor. By its acceptance hereof, Grantee accepts the risk of the presence of any such substances or materials.

     All taxes and assessments for the year as of which this Deed is executed have been prorated as of the effective date of this Deed and Grantee hereby assumes liability for the payment thereof and for payment of all subsequent assessments for that and prior years due to change in land usage, ownership or both.

                              THIS INSTRUMENT PREPARED BY:
                              Mark A. Trager
                              Rosenberg & Liebentritt, P.C.
                              Two North Riverside Plaza, Suite 1600
                              Chicago, Illinois  60606

     IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor as of the ____ day of _________________, 1997.

GRANTOR:            PARK PLAZA VENTURE, an Illinois joint venture

                    By: First Capital Institutional Real Estate Ltd.-3, a Florida limited partnership, its general partner

                         By: First Capital Financial Corporation, a Florida corporation, its managing general partner


                              By: _____________________________________________

                              Name: ___________________________________________

                              Title: __________________________________________


                    By: First Capital Institutional Real Estate Ltd.-4, an Illinois limited partnership, its general partner

                         By: First Capital Financial Corporation, a Florida corporation, its managing general partner


                              By: _____________________________________________

                              Name: ___________________________________________

                              Title: __________________________________________

STATE OF ILLINOIS   )
                    )
COUNTY OF COOK      )

     I, _______________________________________________, a Notary Public in and
for the County and State aforesaid, do hereby certify that ____________________ __________________ appeared before me this day and did say that s/he is the Vice President of First Capital Financial Corporation, a Florida corporation, general partner of FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-3, a Florida limited partnership, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer and acknowledged that s/he signed and delivered the said instrument as the free and voluntary act of said corporation for the uses and purposes therein set forth.

     Given under my hand and notarial seal this ___ day of _____, 1997.



                                            ------------------------------------
                                            Notary Public

My Commission Expires: ________                 (SEAL)



STATE OF ILLINOIS    )
                     )
COUNTY OF COOK       )

     I, _______________________________________________, a Notary Public in and
for the County and State aforesaid, do hereby certify that ____________________ _________________ appeared before me this day and did say that s/he is the Vice President of First Capital Financial Corporation, a Florida corporation, general partner of FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-4, a Florida limited partnership, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer and acknowledged that s/he signed and delivered the said instrument as the free and voluntary act of said corporation for the uses and purposes therein set forth.

     Given under my hand and notarial seal this ___ day of ______________, 1997.



                                            ------------------------------------
                                            Notary Public

My Commission Expires: ________                 (SEAL)


ADDRESS FOR TAX NOTICES:
------------------------

AHP OF TEXAS, INC.
6400 South Fiddler's Green Circle
Suite 1800
Englewood, Colorado 80111

                                   EXHIBIT J

                               VIOLATIONS OF LAWS
                               ------------------

None.

                                   EXHIBIT K

                             ENVIRONMENTAL REPORTS
                             ---------------------

1. Report of Abatement Observations and Air Monitoring prepared by Law Engineering dated May, 1994.

2. Report of Limited Indoor Air Quality Study prepared by Law Engineering dated September, 1992.

3. Report of Floor Drain and Sump Sampling prepared by Law Engineering dated November 19, 1992.

4. Report of Cost Estimate for Removal of Asbestos Containing Materials prepared by Law Associates dated January 28, 1992.

5. Phase I Environmental Site Assessment and Limited Asbestos Survey prepared by Law Engineering dated January 27, 1992.

6. Report on Phase I Environmental Survey prepared by PEI Associates, Inc. dated September 7, 1990.

                                   EXHIBIT L

                                 AUDIT LETTER
                                 ------------

------------------

------------------

------------------

Dear Sirs:

     We are writing at your request to confirm our understanding that your audit of the statement of operating income for the year ended _________________, 199__, was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of [Name of Project] ("Project") in conformity with generally accepted accounting principles. These representations are made exclusively to [Auditor] and not to the buyer of the Project or to any other third party. In connection with your _________________, 199__ audit, we confirm, to the best of our knowledge and belief, with respect to our daily operations and without independent investigation or inquiry, the following representations made during your audit:

1. We have made available to you all material financial records and related data concerning this Project, which are in our possession.

2.   We are not aware of any:

     a. Irregularities involving any member of management or employees that could have a materially adverse effect on the statement of operating income.

     b. Notices of violations of laws or regulations, the effect of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

     c. Material liabilities, gain or loss contingencies or other transactions (including oral and written guarantees) that are required to be but have not been accrued or disclosed.

     d. Material events that have occurred subsequent to _______________, 199__ that would require material adjustment to the statement of operating income.

3. The Company has complied with all material aspects of contractual agreements relating to the Project (e.g. management contracts) that would have a material effect on the statement of operating income in the event of noncompliance.

4. All significant payments to affiliated companies of the undersigned have been properly recorded or disclosed in the financial statements.


                                       By:
                                          -------------------------------

                                      L-1